UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

First Amendment

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2019

ALLYME HOLDING INC

(Exact name of registrant as specified in its charter)

Delaware	000-55738	81-4679061
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

506 Enterprise Ave.

Kitimat, CanadaV8C 2E2

(Address of principal executive offices) (zip code)

(778) 888-2886

(Registrant’s telephone number, including area code)

Copy to:

Robert Diener, Esq.

Law Offices of Robert Diener

41 Ulua Place

Haiku, HI 96708

Phone: (808) 573-6163

Fax: (310) 362-8887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This First Amendment to Form 8-K originally filed on January 17, 2019 corrects the disclosure regarding the transaction detailed therein.

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2018, AllyMe Holding Inc. (“AllyMe”) entered into an agreement to acquire a 51% interest in 0731380 B.C. Limited, a company registered in British Columbia, Canada (“0731380”). Initially, this transaction was structured as a purchase of equity by AllyMe, however, the parties have since agreed (effective ab initio) that the transaction be structured as a convertible loan rather than an equity purchase transaction.

The restructuring of the initial Agreement and the amendment thereof on February 28, 2019 was approved by the Boards of Directors of both AllyMe and 0731380. This is a related-party transaction as Chunxia Jiang is the principal and controlling shareholder and the sole director of both AllyMe and 0731380.

Therefore, the parties have agreed that, in lieu of any purchase of an equity interest in 0731380, AllyMe would advance a loan to 0731380 in the initial face amount of $150,000 (the “Loan”), which will be payable Twelve (12) months following the advance of funding of the Loan. 0731380 will use the proceeds of the Loan to fund the acquisition of a license and development of a retail outlet for the sale of cannabis-related products by its wholly-owned subsidiary, Natural Recreation in Kitimat, BC, Canada. The loan bears interest at a rate of five percent (5%) per annum payable at Maturity. The Loan Agreement (“Loan Agreement”) provides that if all licenses required to operate the retail store in Kitimat are issued by an agreed date, the Loan may be converted, at the option of AllyMe, into an equity investment in Natural Recreation. There is a further provision in the Loan Agreement that if the Loan is converted, AllyMe may, at its sole option, additionally issue 3,060,000 shares of its common stock to 0731380 which, together with the conversion of the Loan, will be AllyMe’s purchase price for a 51% interest in Natural Recreation. If full licensure for the retail store in Kitimat is not issued by the agreed date, then the loan will convert to a term loan to be repaid on a schedule mutually agreed by the parties. There is no penalty for the early payment of the Loan. As of this date, such licensure is only in the early application process and there is no guarantee when any license will be issued, if at all.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	First Amendment and Restatement of Stock Purchase Agreement dated February 28, 2019 by and between AllyMe Holding, Inc. and 0731380 BC Ltd.

SIGNATURES

In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

ALLYME HOLDING INC.

Date: March 4, 2019	By	/s/ Chunxia Jiang
Chunxia Jiang
CEO, President and Secretary